                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE CLOROX COMPANY
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- ------------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                                     [LOGO]

                               THE CLOROX COMPANY

                                   ---------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 -------------

                               ANNUAL MEETING OF
                                  SHAREHOLDERS

                               NOVEMBER 16, 1994

   [LOGO]

                               THE CLOROX COMPANY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1994

    The Annual Meeting of Stockholders of The Clorox Company, a Delaware corporation (the "Company"), will be held at 9:00 A.M. on Wednesday, November 16, 1994, at the offices of the Company, 1221 Broadway, Oakland, California, for the following purposes:

    1. To elect a board of thirteen directors to hold office until the next annual election of directors;

    2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1995; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on September 19, 1994 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at 1221 Broadway, Oakland, California.

    A copy of the Company's Annual Report for the fiscal year ended June 30, 1994, containing financial statements, is included with this mailing.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED TWO-SIDED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 28, 1994

                               THE CLOROX COMPANY
                                 1221 BROADWAY
                           OAKLAND, CALIFORNIA 94612

                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Clorox Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 A.M. on November 16, 1994 at the above offices of the Company (the "Annual Meeting").

THE PROXY

A stockholder giving the enclosed proxy may revoke it at any time before it is used by giving written notice of revocation to the Secretary of the Company or by voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

The only voting securities of the Company are its shares of common stock $1.00 par value (the "Common Stock"), of which 53,445,159 were outstanding and entitled to vote at the close of business on September 19, 1994. Only stockholders of record at the close of business on September 19, 1994 are entitled to vote at the Annual Meeting. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast on the proposed election of directors, but will have the same legal effect as a vote against the ratification of the appointment of independent auditors. Broker non-votes are not counted as votes cast on any matter to which they relate.

This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about September 28, 1994.

NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting, thirteen persons will be elected as members of the board of directors, each for a one-year term. The Nominating Committee of the board of directors has nominated the thirteen persons listed below for election at the Annual Meeting. All of such nominees were elected at the Company's Annual Meeting of Stockholders held on November 17, 1993.

The proxies given to the proxyholders will be voted or not voted as directed thereon and, if no direction is given, will be voted FOR these thirteen nominees. The board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the board of directors may nominate in the place of such nominee.

Certain information with respect to each nominee appears on the following pages, including age, period or periods served as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations.

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

WILLIAM F. AUSFAHL Group  Vice President and Chief  Financial             1984
Officer of the Company.

Mr. Ausfahl is the senior executive officer responsible for the financial activities of the Company, which include controllership, treasury, tax and audit, and for investor relations and public affairs. He joined the Company in December 1982, and became Group Vice President and Chief
Financial Officer in January 1983. Age: 54
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

DANIEL   BOGGAN,   JR.   Vice   Chancellor,   Business    and
Administrative   Services,   University   of   California  at             1990
Berkeley.

Mr.  Boggan  has  been  Vice  Chancellor  for  business   and
administrative  services at  the University  of California at
Berkeley since 1986. He recently resigned from that  position effective  October 14,  1994, and  he will  thereafter be the
Group Executive  Director  for  Education  Services  for  the
National  Collegiate Athletic Association. Previously, he was
the
City Manager for  the City of  Berkeley, California, and  the           [PHOTO]
Chief Administrator for Essex County, New Jersey. Age: 48

- ---------------------------------------------------------------------------------

JOHN  W. COLLINS Former President and Chief Operating Officer             1993
of the Company.

Mr. Collins was President and Chief Operating Officer of  the
Company  from March 1986 through December 1989. He was also a director of the Company from March 1986 through October 1989.
Beginning January 1990,  he was  on a paid  leave of  absence which  extended until his retirement on December 31, 1993. He was not active in the Compa-
ny's affairs from  January 1990 until  his reelection to  the           [PHOTO]
board of directors in January 1993. Age: 63

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
URSULA FAIRCHILD Professional Photographer.                               1976

Mrs.  Fairchild is a professional  photographer, as well as a member of the Supervisory Board of Henkel KGaA,  Duesseldorf,
Germany  (manufacturer of household  products and chemicals).
She is a member  of the Henkel  family which controls  Henkel
KGaA  and is  nominated pursuant to  an understanding between the Company and Henkel KGaA (see
Beneficial Ownership  of Voting  Securities, page  9  below).           [PHOTO]
Age: 63

- ---------------------------------------------------------------------------------

JOCHEN KRAUTTER Member of the Executive Board, Henkel KGaA.               1992

Dr.  Krautter is  a member of  the Executive  Board of Henkel
KGaA,  Duesseldorf,   Germany  (manufacturer   of   household
products  and chemicals). He  joined Henkel KGaA  in 1973 and
held   several   management    positions   before    assuming
responsibility  for that  company's metal  chemicals business
and  information   systems.   Dr.   Krautter   is   nominated
pursuant  to an understanding between  the Company and Henkel
KGaA (see Beneficial Ownership  of Voting Securities, page  9           [PHOTO]
below). Age: 51

- ---------------------------------------------------------------------------------

JUERGEN  MANCHOT Vice-Chairman  of the  Shareholders' Commit-             1989
tee, Henkel KGaA.

Mr.  Manchot  is  the  Vice-Chairman  of  the   Shareholders'
Committee  of Henkel KGaA, Duesseldorf, Germany (manufacturer of household products and chemicals).  He is a member of  the
Henkel  family which  controls Henkel  KGaA and  is nominated pursuant to an understanding  between the Company and  Henkel
KGaA (see Beneficial Ownership of
Voting  Securities, page 9 below).  Dr. Manchot is a director
of Loctite Corp. and  Transaction Network Services Inc.  Age:           [PHOTO]
57

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

DEAN  O. MORTON  Retired Executive  Vice President  and Chief             1991
Operating Officer, Hewlett-Packard Company.

Mr. Morton was  the Executive  Vice President  and the  Chief
Operating Officer of Hewlett-Packard Company (manufacturer of electronics)  until his retirement  in 1993. Mr.  Morton is a director of  ALZA  Corporation, Raychem  Corporation,  Tencor
Instruments,  Centigram Communications Corporation and Kaiser
Foundation Health Plan and
Hospitals. He  is a  trustee  of the  State Street  Group  of
Funds,  the MetLife-State  Street Group  of Mutual  Funds and           [PHOTO]
Director of the Metropolitan  Series Funds, Inc. and  MetLife
Portfolios, Inc. Age: 62.

- ---------------------------------------------------------------------------------

EDWARD L. SCARFF Former Chairman of the Board and Chief Exec-             1986
utive Officer, Arcata Corporation.

Mr.  Scarff has  been a private  investor for  more than five years. From 1983 through  June 1994, he  was Chairman of  the
Board  and  Chief  Executive  Officer  of  Arcata Corporation
(commercial printer and manufacturer of redwood lumber). Age:
63
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

LARY R. SCOTT  Chairman and  Chief Executive  Officer of  the             1989
Carolina Freight Corporation.

Mr.  Scott  is Chairman  and Chief  Executive Officer  of the
Carolina   Freight   Corporation   (highway    transportation
company),  having been elected to those positions in 1994 and
1993, respectively.  Previously,  he had  been  President  of
Alexis  Consulting,  a transportation  consulting  firm. From
1985 to 1990,  Mr. Scott  was President  and Chief  Executive
Officer   of  Consolidated  Freightways,  Inc.,  a  worldwide
transportation company.  Mr.  Scott  is  a  director  of  The           [PHOTO]
Mayflower Transportation Group, Inc. and the Carolina Freight
Corporation. Age: 58

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

FORREST  N.  SHUMWAY  Retired  Vice  Chairman  of  the Board,             1985
Allied-Signal Inc.

Mr. Shumway  is the  retired Vice  Chairman of  the Board  of
Allied-Signal   Inc.   (manufacturer  of   products   in  the
aerospace,  aviation,   chemical  and   energy   industries).
Previously,  he was  Chief Executive  Officer (1968-1985) and
Chairman of the  Board (1980-1985) of  The Signal  Companies,
Inc.  until its merger into Allied-Signal Inc. Mr. Shumway is a director of Aluminum Company of America, American President
Companies, Ltd.,  First Interstate  Bancorp and  Transamerica           [PHOTO]
Corporation. Age: 67

- ---------------------------------------------------------------------------------

G.  CRAIG SULLIVAN Chairman of  the Board and Chief Executive             1992
Officer of the Company.

Mr. Sullivan  has  been  Chairman  of  the  Board  and  Chief
Executive   Officer  of  the  Company  since  July  1,  1992.
Previously, he was Vice Chairman and Chief Executive  Officer
(May-June,  1992);  Group  Vice  President  (1989-1992); Vice
President-Household   Products    (1984-1989);    and    Vice
President-Food Service Products Division
(1981-1984). He joined the Company in 1971. Mr. Sullivan is a           [PHOTO]
director of American President Companies, Ltd. Age: 54

- ---------------------------------------------------------------------------------

JAMES  A. VOHS  Retired Chairman of  Kaiser Foundation Health             1988
Plan, Inc. and Kaiser Foundation Hospitals.

Mr.  Vohs  retired  as  Chairman  of  the  Board  of   Kaiser
Foundation  Health Plan, Inc. and Kaiser Foundation Hospitals
(nationwide health maintenance  organization) in March  1992.
Previously  he had served as  President (1975-1991) and Chief
Executive Officer (1980-1991) of those companies.  Currently,
Mr.    Vohs   serves   as   Chairman    of   the   Board   of
Directors of the Federal Reserve Bank of San Francisco.  Age:           [PHOTO]
65

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
C. A. (AL) WOLFE President, Al Wolfe Associates, Inc.                     1991

Mr.  Wolfe is the  President of Al  Wolfe Associates, Inc., a
marketing and advertising consulting firm. He is the  retired
President  of the U.S.  Division of DDB  Needham Worldwide, a
major advertising  agency.  Previously, Mr.  Wolfe  had  been
Executive  Vice  President of  N.W.  Ayer and  Executive Vice
President   and    General    Manager   of    Wells,    Rich,
Greene  advertising  agencies. He  is  a director  of Dolphin           [PHOTO]
Software, Inc. Age: 62

- ---------------------------------------------------------------------------------

ORGANIZATION OF THE BOARD OF DIRECTORS

The board of directors has established six standing committees: the Executive Committee, the Finance Committee, the Audit Committee, the Nominating Committee, the Employee Benefits and Management Compensation Committee, and the Board Administration and Public Policy Committee. The Finance, Audit, Nominating, Employee Benefits and Management Compensation, and the Board Administration and Public Policy Committees consist only of non-management, independent directors, with the exception of the Board Administration and Public Policy Committee on which Mr. Sullivan serves as the chairman and secretary.

EXECUTIVE COMMITTEE. The Executive Committee, consisting of directors Collins, Krautter, Manchot, Morton, Scarff, Shumway, Sullivan and Vohs, is delegated all of the powers of the board of directors except certain powers reserved by law to the full board. In addition to being available to meet between regular board meetings on occasions when board action is required but the convening of a full board is impracticable, the Executive Committee is authorized to handle special assignments as requested from time to time by the board. The Executive Committee held no meetings during fiscal year 1994.

FINANCE COMMITTEE. The Finance Committee consists of directors Boggan, Collins, Krautter, Manchot, Morton, Scarff and Shumway and, working with the Company's finance and operating personnel, considers and recommends to the board major financial policies and actions of the Company. The Finance Committee held two meetings during fiscal year 1994.

AUDIT COMMITTEE. The Audit Committee, composed of directors Fairchild, Krautter, Scarff, Scott and Wolfe, is the principal link between the board and the Company's independent public accountants. The Audit Committee makes recommendations to the board regarding selection and employment of the Company's independent auditors and, working with the Company's internal and external auditors, monitors internal audit and control procedures. The Audit Committee held three meetings during fiscal year 1994.

NOMINATING COMMITTEE. Directors Boggan, Fairchild, Scarff, Vohs and Wolfe are members of the Nominating Committee. The Nominating Committee identifies and recommends to the board of directors prospective candidates to be considered as nominees for election to the board, including those recommended in writing by any stockholder. The Nominating Committee held one meeting during fiscal year 1994.

COMPENSATION COMMITTEE. The Employee Benefits and Management Compensation Committee (the "Compensation Committee") consists of directors Fairchild, Manchot, Morton, Scott, Shumway and Vohs. The Compensation Committee establishes and monitors the policies under which compensation is paid or awarded to the Company's executive officers, determines executive compensation, grants stock options, restricted stock and other cash or stock awards under the Company's stock option, management incentive compensation and restricted stock plans, and reviews pension and other retirement plans for adequacy and compliance with applicable regulations. The Compensation Committee held five meetings during fiscal year 1994.

BOARD ADMINISTRATION AND PUBLIC POLICY COMMITTEE. The Board Administration and Public Policy Committee consists of directors Boggan, Collins, Fairchild, Krautter, Manchot, Morton, Scarff, Scott, Shumway, Sullivan, Vohs and Wolfe. The Board Administration and Public Policy Committee establishes the rules and procedures for board governance, is the principal link between the board and the public community and has oversight responsibility for environmental matters. The Board Administration and Public Policy Committee held one meeting during fiscal year 1994.

The board of directors held seven meetings during fiscal year 1994. All directors attended more than 75% of the meetings of the board and committees of which they are members during fiscal year 1994.

Non-management directors received an annual fee at a level of $27,500 for the 1994 fiscal year. In addition, each non-management director received $1,000 for each meeting of the board attended and $875 for each meeting of a board committee attended. The chairperson of each committee received an additional $625 for each committee meeting attended. In addition, each non-management director is entitled to receive $1,000 per diem for any special assignment requested of any such director by the board. However, no such special assignment fees were paid in fiscal year 1994. Management directors receive no extra compensation for their service as directors. Directors may elect to defer all or a part of such compensation. Any such deferred amounts are credited with interest annually, based on the rate of interest paid by Wells Fargo Bank on July 1 of each year for a $100,000 certificate of deposit with a one-year term. All deferred fees are payable only in cash. In addition, under the retirement plan for non-management directors, such directors who have had at least five years' service may, after termination of service and upon attainment of age 65, receive annual payments equal to the annual retainer they received during their last twelve months of service for the number of calendar years and quarters they served as a non-management director. Directors are covered by the Company's business travel accident insurance plan for travel to and from meetings of the board of directors.

Pursuant to the Company's 1993 Directors' Stock Option Plan, each non-management director received an initial grant of stock options covering 2,000 shares of Common Stock during fiscal year 1994. Such stock options vest in two equal installments on each of the first two anniversary dates of the grant date and have an exercise price of the fair market value on the grant date. Other than the non-management director fees, the retirement benefits, the business travel accident insurance coverage, and the stock option grants described above, directors who are not employees of the Company do not receive any additional form of direct compensation, nor do they participate in any of the Company's employee plans.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows, as of July 29, 1994, the holdings of the Common Stock by (i) the only entity or person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each of the five executive officers named in the Summary Compensation Table on page 13, and (iii) all directors and executive officers of the Company as a group:

                                                    AMOUNT AND
                                                     NATURE OF
     NAME OF                                        BENEFICIAL
BENEFICIAL OWNER(1)                                OWNERSHIP(2)    PERCENT OF CLASS(3)
- ------------------------------------------------  ---------------  -------------------

HC Investments, Inc. (4)                           15,428,100            28.91%
William F. Ausfahl                                     83,804               *
Daniel Boggan, Jr.                                        187               *
John W. Collins                                        22,906               *
Neil P. DeFeo                                          18,178               *
Ursula Fairchild                                        3,000               *
Jochen Krautter                                         1,000               *
Ramon A. Llenado                                       11,941               *
Peter N. Louras                                        33,590               *
Juergen Manchot                                         1,000               *
Dean O. Morton                                          2,000               *
Edward L. Scarff                                        5,000               *
Lary R. Scott                                           3,250               *
Forrest N. Shumway                                      5,000               *
G. Craig Sullivan                                      71,018               *
James O. Vohs                                           1,000               *
C. A. (Al) Wolfe                                        2,000               *
All directors and executive officers                  530,188               *
  as a group (32 persons) (5)

- ---------
Notes:

*    Does not exceed one percent of the outstanding shares.

(1) Correspondence to all executive officers and directors of the Company may be mailed to 1221 Broadway, Oakland, California 94612. The address of HC Investments, Inc. is 1100 North Market Street, Suite 780, Wilmington, Delaware 19801.

(2) These totals list shares as to which sole voting and dispositive power is possessed, except (i) Mr. Ausfahl indirectly holds 24,079 shares over which he shares voting and dispositive power with his spouse; and (ii) 3,461 additional shares of the amount listed as held by all directors and officers as a group are subject to shared voting and dispositive power with an executive officer's spouse. These totals include the following number of shares of Common Stock which such persons have the right to acquire through stock options exercisable within 60 days of July 29, 1994: Mr. Ausfahl -- 52,395; Mr. DeFeo -- 5,000; Mr. Llenado -- 5,122; Mr. Louras -- 21,860; Mr.
     Sullivan -- 44,105; and all directors and executive officers as a group (32 persons) -- 342,828.

(3) On July 29, 1994, there were 53,373,251 shares of Common Stock issued and outstanding.

(4)  Indirect  wholly-owned  United   States  subsidiary  of   Henkel  KGaA   of
     Duesseldorf, Germany (manufacturer of household products and chemicals).

(5) Executive officers include the chief executive officer and all the vice presidents of the Company.

The Company and Henkel KGaA are parties to a June 1981 letter agreement (as amended in July 1986 and March 1987), relating to ownership by Henkel KGaA of Common Stock and representation on the Company's board of directors. The July 1986 amendment assures Henkel KGaA of the right to nominate for election to the board not less than two representatives so long as Henkel KGaA beneficially owns at least 5% of the outstanding shares of Common Stock. Under the letter agreement, as amended, Henkel KGaA's maximum permitted ownership of Common Stock without consultation with the Company is limited to 30%, and Henkel KGaA has affirmed that it considers its investment in the Company as long-term and its role in the Company as that of a significant minority stockholder without an active role in the management of the Company.

The Company and Henkel KGaA have entered into certain joint manufacturing, marketing and product development arrangements in the United States and internationally, either directly or through affiliates or joint venture collaboration. No such arrangements, either individually or in the aggregate, were material to the Company or Henkel KGaA during fiscal year 1994.

EMPLOYEE BENEFITS AND MANAGEMENT COMPENSATION
COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The membership of the Compensation Committee consists entirely of non-management directors who have never been employees of the Company (see page 6). The Compensation Committee establishes and monitors the policies under which compensation is paid or awarded to the Company's executive officers and determines executive compensation.

COMPENSATION PHILOSOPHY.

In determining executive compensation, the Compensation Committee operates under the following principles:

    -Total compensation levels should be competitive with those of other employers to help attract, motivate and retain highly-qualified people critical to the long-term success of the Company.

    -Executive  officers' total compensation  should be linked  to the Company's
     performance  in  achieving  its  short-term  and  long-term  business   and
     strategic goals.

    -Compensation should create incentives for superior corporate and individual performance and adverse consequences for below target performance, including tying part of every executive officer's compensation to the Company's performance for its stockholders.

    -Compensation programs should encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders in order to enhance the value of the Company.

COMPENSATION OF EXECUTIVE OFFICERS.

The Company's executive compensation mix consists of base annual salary, annual short-term incentive awards in the form of stock or cash under the Management Incentive Compensation Plan (the "MIC Plan"), and long-term incentive awards in the form of stock options and restricted stock under the Company's 1987 Long-Term Compensation Program. As described below, the mix of compensation elements is determined by competitive data collected from the comparator peer group discussed below and internal ranking within the executive officer group. General targeted competitive levels for all elements of pay are the 50th percentile of such comparator peer group when adjusted for size. There is opportunity for the executive officers to earn more than the targeted 50th percentile if the Company's performance exceeds the measures discussed in this report.

BASE ANNUAL SALARY. Base annual salaries for executive officers are determined by the following factors: (1) parity to market, (2) the individual's performance, (3) promotions resulting in increases in responsibility, and (4) equity in relationship to other executive positions within the Company. With the assistance of the Company's compensation consulting firm, surveys are conducted of benchmark positions in 27 other peer companies (the "Peer Group Companies"), most of which compete with the Company in one or more of its primary businesses. Those which are not direct competitors are in closely-related fields. The Compensation Committee takes into account both the size and performance of the Company relative to the size and performance of the companies in the Peer Group Companies and considers the competitiveness of the entire compensation package of the Company's executive officers compared to the Peer Group Companies. The Compensation Committee reviews which peer companies are selected for compensation analysis. For fiscal year 1994, the Compensation Committee established salary ranges for executive officer positions with midpoints which approximate the 50th percentile or median level of the comparable, benchmarked positions. An individual executive officer's position within a salary range depends upon his or her length of service in the position and the executive officer's performance, as judged by his or her immediate superior and the chief executive officer. The performance of the six executive officers who serve as members of the management executive committee is judged by the chief executive officer and the Compensation
Committee, or in the chief executive officer's case, by the Compensation Committee alone. Elements of performance assessed for all executive officers include achieving financial performance goals tied to their particular responsibilities in the Company and individual objectives, some of which are not of a financial nature, all of which are agreed to in advance by the executive officer and his or her immediate superior, or in the chief executive officer's case, by him and the Compensation Committee. An executive officer may also receive a promotional salary increase to reflect increases in his or her job responsibility.

MANAGEMENT INCENTIVE COMPENSATION PLAN. The MIC Plan is an annual bonus plan in which the top 167 managers of the Company participate. For fiscal year 1994, the MIC Plan, as it applied to the executive officers, established a linkage between the annual bonus awards and both the Company's performance and the individual performance of each executive officer. The Compensation Committee determined that awards under the MIC Plan also would include an element of adverse consequences for poor financial results, including no MIC Plan award funding for the Company's financial performance component described below unless the Company achieved an earnings before taxes target previously established by the Compensation Committee. That earnings before taxes target was exceeded in fiscal year 1994.

In keeping with the Company's desire to have executive officers build their holdings of the Company's stock, starting with fiscal year 1994 awards executive officers were able to elect to receive all or a portion of their MIC Plan award in the Company's stock rather than cash. Those participants electing stock will receive a premium equal to 20% of the bonus amount elected to be paid in the Company's stock based on the fair market value on September 1, 1994 and such MIC Plan stock award will be subject to transfer restrictions for two years, or the premium will be forfeited.

For the MIC Plan, the Compensation Committee divided the executive officer group into two subcategories. The six executive officers who serve as members of the management executive committee are the five executive officers named in the Summary Compensation Table on page 13, plus Mr. Edward A. Cutter, Senior Vice President -- General Counsel and Secretary. For those six executive officers, 75% of the MIC Plan award was determined by achieving corporate financial performance measures previously established by the Compensation Committee based on a computation consisting of targeted operating margin level, asset turnover rate and volume growth. In the computation, the targeted operating margin level and asset turnover rate were weighted equivalently and counted approximately 75% in the determination of the financial measures. Volume growth was weighted at approximately 25%. The targeted corporate financial measures were exceeded as measured at the end of fiscal year 1994. The remaining 25% of the MIC Plan award was based on achieving pre-established individual objectives related to budget performance and other goals that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that the Company serves. Individual objectives and the weight given each individual objective varied for the members of the management executive committee. The target MIC Plan award for such six executive officers was 50% of base annual salary at June 30, 1994 (60% for the chief executive officer) if the corporate financial performance and individual objectives were achieved. The maximum MIC Plan award was 100% of base annual salary at June 30, 1994 (120% for the chief executive officer) if the goals were substantially exceeded, and the minimum MIC Plan award was 0 if the goals came in substantially lower than the targets. All MIC Plan awards are determined by the chief executive officer and the Compensation Committee or, in the chief executive officer's case, by the Compensation Committee.

The MIC Plan awards to other members of the executive officer group were determined based on an equally divided weighting of (i) the same corporate financial performance measures used for the six management executive committee members, and (ii) achieving individual objectives, including, for operating division officers, operating division financial performance measures and other individual objectives, and for staff executive officers, individual objectives, such as the achievement of selected strategic goals and the successful development of human resources. Individual objectives and the weight given each individual objective varied from person to person depending on job responsibilities. The target MIC Plan award for the other members of the executive officer group was 40% of base annual salary at June 30, 1994 if goals were achieved up to a maximum of 80% if the goals were substantially exceeded and down to a minimum of 0 if the goals came in substantially lower than the targets.

LONG-TERM COMPENSATION PROGRAM. During fiscal year 1994, awards under the Company's Long-Term Compensation Program were made under two plans: the Stock Option Plan and the Restricted Stock Plan. A method of valuing each such plan's award as of the date of its grant was determined by the Compensation Committee with the assistance of the Company's compensation consultant, which resulted in a weighting of 60% for stock options using a modified version of the Black-Scholes pricing model and 40% for restricted stock based on fair market value on the date of the award modified to reflect Restricted Stock Plan features. Shares of such restricted stock were called "performance shares" to highlight the performance requirements involved for the lapse of restrictions as described below. The total targeted annual value of the two elements for each executive officer was in turn a function of the executive officer's base annual salary, as modified by individual performance, and represented competitive levels of compensation in the Peer Group Companies. The percentages were as follows: 120% of base annual salary for the chief executive officer; 80% of base annual salary for other members of the management executive committee; and 55% to 80% of base annual salary for all other executive officers.

A major goal of the Compensation Committee is to increase the level of ownership of the Company's stock by the executive officer group. To that end, the Compensation Committee took three important steps in fiscal year 1994. The first step was to provide three-year grants of stock options and restricted stock to all executive officers, with no additional annual grants to be made until fiscal year 1997. It is the Compensation Committee's intention not to make further grants of stock options or restricted stock to executive officers who received such three-year grants until fiscal year 1997, except in the case of an executive officer's promotion or a significant increase in the officer's responsibility. The second step was to change the weighting of the various incentive plans under the Long-Term Compensation Program. Stock option awards were increased from 50% to 60% of the long-term award, restricted performance shares were increased from 25% to 40% of the long-term award, and future grants of performance units which would have been paid in cash were discontinued. Performance units granted prior to fiscal year 1994 would not be affected. Third, in May 1994 executive officer stock ownership guidelines were adopted. Target ownership levels to be achieved by fiscal year 1999, based on the fair market value of the Common Stock at that time, are the equivalent of four times base annual salary for the chief executive officer, three times base annual salary for the other executive officers who serve as members of the management executive committee, and two times base annual salary for other executive officers. No stock options will be counted in determining ownership levels, which will be based on shares of Common Stock held, including restricted stock and shares held via the Company's Tax Reduction Investment Plan.

Each stock option awarded to executive officers during fiscal year 1994 has a ten-year life, and 1/3 of the number of option shares will vest on each of the first, second and third anniversaries of the option grant. Option shares vesting on the first anniversary of the grant have an exercise price of $52.94, the fair market value on the option grant date. Option shares vesting on the second and third anniversaries of the grant have exercise prices of $58.25 and $63.50, premiums of 10% and 20%, respectively, over the $52.94 fair market value on the option grant date.

The timing of the lapse of restrictions on performance shares awarded during fiscal year 1994 will be determined at the end of fiscal year 1996, 1998 or 2000 and will be based on Company performance. The relative total stockholder return (stock price appreciation plus dividends paid) of the Company's stock will at that time be measured against two comparator groups: first, the total stockholder return of the Standard & Poor's 500 Stock Index and second, the total stockholder return of an index of the stocks of the Peer Group Companies. Each comparator group will have an equal 50% weight. If, on average, the Company's total shareholder return is in the 60th percentile or above relative to the stockholder returns of the two groups, the restrictions on the performance shares will lapse on the third anniversary of the grant date. If the restrictions do not lapse on the third anniversary (1996) and the Company's total stockholder return is above the 50th percentile in 1998, the shares will vest in 1998. Failing that, the shares will not vest until 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION.

The Compensation Committee increased Mr. Sullivan's base annual salary on June 1, 1994 from $540,000 to $585,000. The increase was based on the Compensation Committee's assessment of Mr. Sullivan's performance against objectives it had set for him a year earlier. The Compensation Committee found significant progress made in implementing the Company's international strategy and domestic strategy, including the S.O.S products acquisition, the introduction of 14 new products in the United States and 14 overseas, above target earnings growth, developing and maintaining a strong management team, and what the Compensation Committee viewed as an overall outstanding demonstration of leadership and contribution to the Company's business during his second year as chief executive officer. His new chief executive salary is in the second lowest quartile of the Peer Group Companies, adjusted for relative differences in company size.

Mr. Sullivan's MIC Plan award for fiscal year 1994 was based upon the weighted corporate financial performance measures (75%) and individual objectives (25%) established by the Compensation Committee as described above. The targets were exceeded, and Mr. Sullivan's MIC Plan award formula called for a payment of $422,956, 72% of his base annual salary at June 30, 1994.

The Long-Term Compensation Program component of Mr. Sullivan's compensation is described above. Other than making awards at a higher percentage of his base annual salary, the Compensation Committee did not treat Mr. Sullivan's Long-Term Compensation Program or MIC Plan awards differently from other members of the management executive committee.

ON-GOING REVIEW OF COMPENSATION.

The Company's compensation consulting firm has been asked to conduct an ongoing review of the Company's existing executive compensation programs for the Compensation Committee to continue to ensure they are compatible with long-term stockholder objectives, support the future direction of the Company, differentiate and reward for component Company performance, and attract and retain high caliber talent. The Compensation Committee reserves the right to select and/or meet independently with any consultant at its discretion. The Compensation Committee has access to and reviews independent compensation data relating to executive compensation at other companies.

The Compensation Committee has not yet developed a policy in order to qualify any future compensation to the five highest-paid executive officers in excess of $1 million per year for federal tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee intends to consider the matter further when final regulations on this subject are issued. At that time, the Compensation Committee will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executive officers exceed $1 million per year in future years.

Dean O. Morton, Chair     Lary R. Scott
Ursula Fairchild          Forrest N. Shumway
Juergen Manchot           James A. Vohs

                    (Members of the Compensation Committee)

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for each of the last three fiscal years earned by or paid or awarded to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Officers").

                                                                                    LONG-TERM COMPENSATION
                                                                               --------------------------------
                                                  ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                           ----------------------------------  -----------------------  -------
                (A)                  (B)      (C)        (D)         (E)          (F)          (G)        (H)        (I)
                                                                                           SECURITIES
                                                                               RESTRICTED  UNDERLYING                ALL
                                                                 OTHER ANNUAL    STOCK      OPTIONS/     LTIP       OTHER
                                             SALARY     BONUS    COMPENSATION   AWARD(S)      SARS      PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR     ($)       ($)(1)      ($)(2)     ($)(1)(3)(4)  (#)(3)(4)  ($)(4)    ($)(2)(5)
- -----------------------------------  ----  ----------  --------  ------------  ----------  -----------  -------  ------------
                                     1994  $  551,250  $422,956      --        $1,061,343     114,963   $136,197 $   24,302
                                     1993  $  457,500  $351,000      --        $ 125,563       18,516   $85,995  $   17,885
                                     1992  $  283,333  $119,000      --        $  40,095        4,452   $63,468  $   12,843
G. Craig Sullivan..................
Chairman of the Board and Chief
 Executive Officer
                                     1994(6) $  343,494 $175,000 $   20,321    $ 619,485       60,339     --     $   19,042
                                     1993(6)     --       --         --           --           --         --         --
                                     1992(6)     --       --         --           --           --         --         --
Neil P. DeFeo......................
Group Vice President -- U.S.
 Operations
                                     1994  $  292,500  $174,050      --        $ 334,807       34,005   $131,289 $   24,470
                                     1993  $  281,250  $154,375      --        $  56,700        8,643   $81,081  $   16,899
                                     1992  $  266,250  $120,000      --        $  38,394        4,284   $66,564  $   13,311
William F. Ausfahl.................
Group Vice President and Chief
 Financial Officer
                                     1994  $  252,000  $154,665      --        $ 330,930       34,005     --     $   24,417
                                     1993(7) $  240,000 $130,000     --        $  50,400        7,683     --     $   14,411
                                     1992(7) $  178,990 $ 80,000     --           -0-           2,472     --     $      498
Ramon A. Llenado...................
Group Vice President -- Technical
                                     1994  $  251,250  $153,400      --        $ 330,457       37,782   $77,301  $   24,416
                                     1993  $  219,000  $121,875      --        $  39,681        6,051   $48,321  $   18,073
                                     1992  $  162,000  $ 60,000      --        $  23,450        2,472   $27,864  $   10,027
Peter N. Louras....................
Group Vice President

- ------------
(1) Pursuant to the MIC Plan, starting with fiscal year 1994 awards, executive officers were able to elect all or a portion of their annual bonus plan awards in Common Stock rather than cash. Those participants electing stock received a premium equal to 20% of the bonus amount elected to be paid in Common Stock based on the fair market value on September 1, 1994. Such stock award is subject to transfer restrictions for two years from the date of grant (September 1, 1996) or the premium will be forfeited. Messrs. Ausfahl, DeFeo and Llenado elected to receive their respective fiscal year 1994 MIC Plan bonus awards all in Common Stock. Mr. Sullivan elected to receive all his MIC Plan bonus award in Common Stock, except for $75,000 paid in cash. Mr. Louras elected to receive part of his annual bonus in cash and the remainder in 1,200 shares of Common Stock (which included the 20% premium). The amount of the bonus elected to be paid in Common Stock is included in the bonus column (d) in the annual compensation portion of this table. The 20% premium received with such election, which is subject to forfeiture restrictions, is included in the restricted stock awards column
     (f) in the long-term compensation portion of this table. The number of shares and value of the MIC annual bonus amount(s) paid in Common Stock awards were as follows: base award -- 5,871 shares ($306,767) and premium -- 1,174 shares ($61,353) for Mr. Sullivan; base award -- 3,349 shares ($175,000) and premium -- 670 shares ($35,000) for Mr. DeFeo; base award -- 3,331 shares ($174,050) and premium -- 666 shares ($34,810) for Mr.
     Ausfahl; base award -- 2,960 shares ($154,665) and premium -- 592 shares ($30,933) for Mr. Llenado; and base award -- 1,000 shares ($52,250) and premium -- 200 shares ($10,450) for Mr. Louras.
(2) In connection with joining the Company, Mr. DeFeo was reimbursed for his relocation costs by the Company in accordance with the Company's general relocation policy for experienced new hires. The amounts the Company paid Mr. DeFeo in excess of such relocation policy are set forth in the table above as follows: (i) the amount of $20,321 in the other annual compensation column (e) represents the excess tax gross-up paid to Mr. DeFeo in connection with his relocation; and (ii) $18,580 of the amount listed in the all other compensation column (i) represents other excess relocation cost reimbursement received by Mr. DeFeo. In connection with his relocation and pursuant to the Company's relocation policy applicable to executive officers, the Company purchased Mr. DeFeo's home during fiscal year 1994 for a purchase price of $1,150,000, which was based on an independent third party appraisal. Such purchase price is not included in the amounts set forth in the table above.
(3) Amounts include awards earned for the years indicated, consistent with past practice. In fiscal year 1994, three-year grants of stock options and restricted stock were made to all executive officers, with no additional annual grants to be made until fiscal year 1997, except in the case of an executive officer's promotion or a significant increase in the executive officer's responsibility. Except for 4,000 shares of restricted stock granted to Mr. DeFeo in connection with his joining the Company (which will vest 25% in each of the first four anniversaries of the grant date), the vesting of restricted stock awards granted in fiscal year 1994 will be determined by Company performance. The vesting dates will be October 1, 1996, October 1, 1998 or October 1, 2000, depending on when the relative total stockholder return requirements set forth in the Compensation Committee Report on page 12 above are met. The restricted stock awards granted in fiscal year 1993 will vest 50% in each of the fourth and fifth years following the grants. The remaining unvested shares of restricted stock granted in fiscal year 1992 will vest on the third anniversary of the date of grant (vesting 9/94): Mr. Sullivan -- 330; Mr. Ausfahl -- 316; and Mr. Louras -- 193. Except for the possibility mentioned above that the restricted stock granted in fiscal year 1994 may vest on the third anniversary of the grant date depending on Company performance, Mr. Llenado does not have any restricted stock that will vest in 3 years or less from the date of grant. The value of all restricted stock awards set forth in the table above was determined by multiplying the fair market value of the Common Stock on the date of grant  by the number of shares awarded. As of June 30, 1994, the number and value of aggregate restricted  stock award holdings,  based on fair  market value on June 30, 1994, were as follows: 22,090 shares ($1,079,649) for Mr.
     Sullivan;  11,178 shares ($546,325) for  Mr. DeFeo; 7,279 shares ($355,761)
     for Mr. Ausfahl; 6,819 shares ($333,279) for Mr. Llenado; and 7,145  shares
     ($349,212) for Mr. Louras. Dividends are paid on shares of restricted stock awarded commencing from the date of grant.
(4)  In  the  event of  a "change  in  control," all  periods of  restriction on restricted  stock  end,  all  stock  options  become  exercisable  and  all performance  units become immediately payable. A  change in control will be deemed to occur if any person or entity other than Henkel KGaA becomes  the beneficial owner, directly or indirectly, of securities of the Company then representing  50% or more of the combined  voting power for the election of the Company's directors. A  feature of both the  Restricted Stock Plan  and the  1987 and  1977 Stock Option  Plans is the  stock withholding election, pursuant to which a recipient may elect to have the Company withhold shares of Common Stock to pay any  withholding tax liability that arises when  the restrictions  on the  restricted stock  are released  or when non-qualified stock options  are exercised,  respectively. In  both cases,  the value  of shares  which may be withheld is based on the per share price of the Common
     Stock on the Composite Transactions Report for the New York Stock  Exchange
     on the last business day before the withholding is made.
(5)  Except  for $18,580 related to Mr.  DeFeo's relocation in fiscal year 1994, the amounts  shown in  the  column are  pursuant  to programs  provided  to salaried  employees generally and represent Company contributions under the
     Company's Tax Reduction Investment Plan  and Profit Sharing Trust Plan  and
     term  life insurance premiums paid  by the Company for  the benefit of each respective Named Officer.
(6)  Mr. DeFeo was first employed in July  1993. In addition to the 1994  fiscal year  grants of restricted  stock and stock  options made to  all the Named
     Officers, Mr.  DeFeo received  initial grants  of restricted  stock  (4,000 shares)  and stock options (15,000  shares) in August 1993.  As part of his employment with the  Company, Mr.  DeFeo received  a pre-determined  annual bonus  of $175,000 for  fiscal year 1994  only, which was  the target bonus goal established for him.
(7)  Mr. Llenado  was first  employed during  the 1992  fiscal year.  His  first
     Long-Term Incentive Plan payout will occur for the first three years ending
     June 30, 1995.

OPTIONS AND STOCK APPRECIATION RIGHTS

The following tables show options and stock appreciation rights ("SARs") granted or exercised during fiscal year 1994 to or by the Named Officers, and the value of the options and SARs held by the Named Officers at the end of fiscal year 1994.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL RATES
                                                                                                 OF STOCK PRICE APPRECIATION
                                                                                                       FOR OPTION TERM
                                                                                             -----------------------------------
                                                INDIVIDUAL GRANTS
                       --------------------------------------------------------------------
         (A)                 (B)                (C)                 (D)             (E)                  (F)            (G)
                          NUMBER OF         % OF TOTAL
                         SECURITIES        OPTIONS/SARS
                         UNDERLYING         GRANTED TO       EXERCISE OR BASE
                        OPTIONS/SARS       EMPLOYEES IN            PRICE         EXPIRATION
NAME                    GRANTED(#)(1)     FISCAL YEAR(2)       ($/SHARE)(1)         DATE     0%(4)    5%(3)(4)       10%(3)(4)
- ---------------------  ---------------   -----------------   -----------------   ----------  -----   -----------   -------------
G. Craig Sullivan....          38,321             4.33%      $       52.9375     10/01/2003   -0-    $ 1,275,787   $   3,233,095
                               38,321             4.33%      $       58.2500     10/01/2003   -0-    $ 1,072,207   $   3,029,514
                               38,321             4.33%      $       63.5000     10/01/2003   -0-    $   871,021   $   2,828,329
Neil P. DeFeo........          15,113             1.71%      $       52.9375     10/01/2003   -0-    $   503,144   $   1,275,065
                               15,113             1.71%      $       58.2500     10/01/2003   -0-    $   422,856   $   1,194,777
                               15,113             1.71%      $       63.5000     10/01/2003   -0-    $   343,513   $   1,115,434
                               15,000             1.69%      $       51.1250     08/20/2003   -0-    $   482,284   $   1,222,201
William F. Ausfahl...          11,335             1.28%      $       52.9375     10/01/2003   -0-    $   377,366   $     956,320
                               11,335             1.28%      $       58.2500     10/01/2003   -0-    $   317,149   $     896,103
                               11,335             1.28%      $       63.5000     10/01/2003   -0-    $   257,640   $     836,594
Ramon A. Llenado.....          11,335             1.28%      $       52.9375     10/01/2003   -0-    $   377,366   $     956,320
                               11,335             1.28%      $       58.2500     10/01/2003   -0-    $   317,149   $     896,103
                               11,335             1.28%      $       63.5000     10/01/2003   -0-    $   257,640   $     836,594
Peter N. Louras......          12,594             1.42%      $       52.9375     10/01/2003   -0-    $   419,281   $   1,062,540
                               12,594             1.42%      $       58.2500     10/01/2003   -0-    $   352,375   $     995,634
                               12,594             1.42%      $       63.5000     10/01/2003   -0-    $   286,257   $     929,516

- ------------
(1) In fiscal year 1994, three-year grants of stock options were made to all executive officers, with no additional annual grants to be made until fiscal year 1997, except in the case of an executive officer's promotion or a significant increase in the executive officer's responsibility. All options granted in fiscal year 1994 become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date thereof. Except for the 15,000 share option granted to Mr. DeFeo, which was made on August 20, 1993, all option grants in fiscal year 1994 to the Named Officers were  made on October 1, 1993. For  the options granted on October 1, 1993, the exercise price of the one-third of the option shares which vests on the first anniversary is the fair market value of the Common Stock on the grant date, and the option shares vesting  on the second and third  anniversaries of  the  grant  date have  exercise  prices  at premiums  of  10%  and 20%, respectively, over the fair market value  of the Common Stock on the  grant date.  The exercise price of the option  granted to Mr. DeFeo on August 20,
     1993 is the fair market value of the Common Stock on the date of grant.  In the event of a "change of control," all stock options become exercisable. A change  in control will  be deemed to  occur if any  person or entity other than Henkel KGaA becomes the  beneficial owner, directly or indirectly,  of securities  of the  Company then representing  50% or more  of the combined voting power for the election of the Company's directors.
(2)  The total number  of options/SARs granted  to employees of  the Company  in fiscal  year 1994 represented 885,768 shares of Common Stock. The potential realizable value (excluding  dividends) of such  options at assumed  annual rates  of appreciation  of 5%  and 10% from  the dates  of their respective grants to the  end of the  option terms using  the appropriate base  prices above would be $26,423,924 and $71,639,738, respectively.
(3)  Based on the fair market value of the outstanding shares of Common Stock on
     June  30, 1994 and not including  dividends, the potential realizable value at assumed annual rates of  Common Stock appreciation of  5% and 10% for  a
     ten-year   period  for   all  stockholders  would   be  $1,803,077,868  and
     $4,569,353,330, respectively.  The potential  realizable value  at  assumed annual  rates of  appreciation of 5%  and 10%  rates on the  options of the
     Named Officers from the  date of grant  to the end  of the ten-year  option terms  would be $7,933,033  and $22,264,136, respectively.  Thus, the Named
     Officers' potential realizable value as  a percentage of all  stockholders'
     gain  would  be  0.44%  in  the  event  of  a  5%  assumed  annual  rate of appreciation, and  0.49% in  the event  of  a 10%  assumed annual  rate  of appreciation.  Further,  the  potential realizable  value  of  all employee options as a  percentage of all  stockholders' gain would  be 1.47% in  the event of a 5% assumed annual rate of appreciation and 1.57% in the event of a 10% assumed annual rate of appreciation over the ten-year option terms.
(4)  The  5% and  10% assumed  rates of  appreciation are  shown in  response to requirements of the rules of the Securities and Exchange Commission.  There can  be  no  assurance that  the  market  value of  the  Common  Stock will appreciate in the assumed manner. The column reflecting no appreciation  in market  value is included for illustrative  purposes only. The market value of the Common Stock on October 1, 1993 was $52.9375 per share.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR,
                         AND FY-END OPTIONS/SAR VALUES

             (A)                       (B)             (C)               (D)                       (E)
                                                                      NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING          VALUE OF UNEXERCISED
                                                                     UNEXERCISED              IN-THE-MONEY
                                                                     OPTIONS/SARS             OPTIONS/SARS
                                                                     AT FY-END(#)             AT FY-END($)
                                 SHARES ACQUIRED      VALUE          EXERCISABLE/             EXERCISABLE/
NAME                             ON EXERCISE(#)    REALIZED($)     UNEXERCISABLE(2)        UNEXERCISABLE(1)(2)
- ------------------------------   ---------------   -----------   --------------------   -------------------------
G. Craig Sullivan.............           -0-              -0-         36,449/128,791         $527,558/($999,692)
Neil P. DeFeo.................           -0-              -0-            -0-/ 60,339              -0-/($457,859)
William F. Ausfahl............         1,500       $   49,500         48,086/ 41,195         $896,468/($276,599)
Ramon A. Llenado..............           -0-              -0-          2,561/ 39,127          $13,125/($291,838)
Peter N. Louras...............         1,800       $   71,213         19,019/ 42,640         $327,502/($325,844)

- ------------
(1) The value of the unexercised options was determined by multiplying the number of shares subject to unexercised options on the fiscal year end June 30, 1994 by $48.8750, the fair market value of the Common Stock on such date, minus the exercise price of each unexercised option.
(2) None of the unexercisable options were granted under the 1977 Stock Option Plan. The number of shares covered and the value of the unexercisable options listed in columns (d) and (e) of the table above were all granted under the 1987 Stock Option Plan.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and a composite index composed of the Standard & Poor's Household Products Index and the Standard & Poor's Housewares Index for a five-year period ending June 30, 1994. The composite index is weighted based on market capitalization as of the end of each quarter during each of the last five years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           The Clorox Company   Combined Industry Index   S&P 500
June 1989                  100                      100        100
June 1990                115.1                    116.4      147.4
June 1991                111.5                      125      142.3
June 1992                133.7                    141.7      181.5
June 1993                159.1                    160.9      200.3
June 1994                154.7                    163.2      206.2

PENSION PLAN

The Company's Pension Plan is a qualified non-contributory plan under pertinent income tax laws and essentially all salaried employees as well as non-union hourly employees with at least one year of service participate. The Company contributes annually an amount determined actuarially on the entry age normal cost method. A participant obtains 100% vesting of his or her interests under the Pension Plan after 5 years of service. Benefits are based on average salary and years of service of each participant. No deduction is made for Social Security benefits. Pension benefits for married retirees will be on a 50% joint and survivor annuity basis unless the retiree elects otherwise. For an unmarried retiree the benefit is on a straight life annuity basis. The table below shows the estimated pensions payable to an unmarried person on retirement under the Pension Plan at age 65 or later for representative years of service at various levels of average covered annual salary.

                                                    YEARS OF SERVICE
AVERAGE COVERED                ----------------------------------------------------------
ANNUAL SALARY(1)(2)                15          20          25          30          35
- -----------------------------  ----------  ----------  ----------  ----------  ----------
$ 125,000....................  $   28,125  $   37,500  $   46,875  $   56,250  $   65,625
$ 150,000....................  $   33,750  $   45,000  $   56,250  $   67,500  $   78,750
$ 175,000....................  $   39,375  $   52,500  $   65,625  $   78,750  $   91,875
$ 200,000....................  $   45,000  $   60,000  $   75,000  $   90,000  $  105,000
$ 250,000....................  $   53,942  $   72,692  $   91,442  $  110,192  $  115,641
$ 300,000....................  $   61,442  $   83,942  $  106,442  $  115,641  $  115,641
$ 350,000....................  $   68,942  $   95,192  $  115,641  $  115,641  $  115,641
$ 400,000....................  $   76,442  $  106,442  $  115,641  $  115,641  $  115,641
$ 450,000....................  $   83,942  $  115,641  $  115,641  $  115,641  $  115,641
$ 500,000....................  $   91,442  $  115,641  $  115,641  $  115,641  $  115,641
$ 600,000....................  $  106,442  $  115,641  $  115,641  $  115,641  $  115,641
$ 700,000....................  $  115,641  $  115,641  $  115,641  $  115,641  $  115,641
$ 800,000....................  $  115,641  $  115,641  $  115,641  $  115,641  $  115,641
$ 900,000....................  $  115,641  $  115,641  $  115,641  $  115,641  $  115,641
$1,000,000...................  $  115,641  $  115,641  $  115,641  $  115,641  $  115,641

- ---------
(1)  The number of years of credited service for each of the Named Officers are:
     Mr. Sullivan, 23; Mr. DeFeo, 1; Mr. Ausfahl, 12; Mr. Llenado, 2; and Mr. Louras, 14.

(2)  For   the  executive  officers,  the  foregoing  pensions  will  likely  be supplemented as described and illustrated below in the section entitled "Supplemental Executive Retirement Plan."

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The  retirement benefits  shown in  the table below  are based  on the Company's
Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to supplement in certain instances the combined retirement income of executive officers. The benefits payable under the SERP assure the achievement of a fixed objective for the combined benefit amounts payable under the Company's qualified plans (Profit Sharing, Pension and the Company's matching contributions to the Tax Reduction Investment Plan) and primary Social Security. The fixed objective is shown in the table below and is 55% of the average annual compensation for the three consecutive years of highest compensation. Compensation consists of base annual salary and the MIC Plan bonus. For the Named Officers, those amounts are shown in the salary and bonus columns ((a) and (b)) of the Summary Compensation Table on page 13. The actual amount paid from the SERP is the difference, if any, between the fixed objective and the benefits received from primary Social Security and the Company's qualified plans. The benefits shown in the table below are calculated for an unmarried person and are based on retirement at age 65 with at least 15 years of service with the Company. They would be proportionately reduced for early retirement or for shorter periods of service to a minimum of 10 years.

                                                    YEARS OF SERVICE
                               ----------------------------------------------------------
COMPENSATION(1)                    15          20          25          30          35
- -----------------------------  ----------  ----------  ----------  ----------  ----------
$ 125,000....................  $   68,750  $   68,750  $   68,750  $   68,750  $   68,750
$ 150,000....................  $   82,500  $   82,500  $   82,500  $   82,500  $   82,500
$ 175,000....................  $   96,250  $   96,250  $   96,250  $   96,250  $   96,250
$ 200,000....................  $  110,000  $  110,000  $  110,000  $  110,000  $  110,000
$ 250,000....................  $  137,500  $  137,500  $  137,500  $  137,500  $  137,500
$ 300,000....................  $  165,000  $  165,000  $  165,000  $  165,000  $  165,000
$ 350,000....................  $  192,500  $  192,500  $  192,500  $  192,500  $  192,500
$ 400,000....................  $  220,000  $  220,000  $  220,000  $  220,000  $  220,000
$ 450,000....................  $  247,500  $  247,500  $  247,500  $  247,500  $  247,500
$ 500,000....................  $  275,000  $  275,000  $  275,000  $  275,000  $  275,000
$ 600,000....................  $  330,000  $  330,000  $  330,000  $  330,000  $  330,000
$ 700,000....................  $  385,000  $  385,000  $  385,000  $  385,000  $  385,000
$ 800,000....................  $  440,000  $  440,000  $  440,000  $  440,000  $  440,000
$ 900,000....................  $  495,000  $  495,000  $  495,000  $  495,000  $  495,000
$1,000,000...................  $  550,000  $  550,000  $  550,000  $  550,000  $  550,000

- ---------
(1) The number of years of credited service for each of the Named Officers are as follows: Mr. Sullivan, 23; Mr. DeFeo, 1; Mr. Ausfahl, 12; Mr. Llenado, 2; and Mr. Louras, 14.

EMPLOYMENT CONTRACTS

The Company has entered into employment contracts with each of its executive officers. The terms of the contracts vary from a maximum of 5 years for the chief executive officer to a minimum of 1 year for an executive officer who has held office for less than 2 years. The contracts provide for severance benefits in the event of involuntary termination of employment other than for a cause defined in the contracts. In addition, within a specified period of time following a change of control, an executive officer may terminate his or her employment in the event of a reduction or elimination in rank, responsibilities, compensation or benefits, and receive severance benefits. Severance benefits are based upon cash compensation and benefits received prior to termination of employment, and would be paid for a period of time equal to the term of the employment contract, subject to reduction by the amount of a terminated officer's earned income during the period. Assuming a termination on July 1, 1994, the Named Officers named in the Summary Compensation Table on page 13 above would have received the following annual payments for the periods indicated, subject to reduction by the amount of any earned income from another source: Mr. Sullivan -- $848,250 per year for 5 years; Mr. DeFeo -- $481,250 per year for 3 years; Mr. Ausfahl -- $405,625 per year for 3 years; Mr. Llenado -- $346,500 per year for 3 years; and Mr. Louras -- $357,500 per year for 3 years.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require the Company's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. The Company undertakes to file such forms on behalf of the reporting person pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 1994.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors has recommended, and the board of directors has selected, Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1995. This firm has been so engaged since 1957. During fiscal year 1994, Deloitte & Touche LLP examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the board of directors to continue this policy). The board of directors recommends the adoption of the following resolution which will be presented to the Annual Meeting:

       RESOLVED, that the stockholders of The Clorox Company hereby ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1995.

The persons designated in the enclosed proxy will vote your shares FOR ratification unless instructions to the contrary are indicated in the enclosed proxy. If the stockholders fail to ratify the selection of this firm, the board of directors will reconsider the matter.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, to respond to appropriate questions and to make a statement should they desire to do so.

OTHER BUSINESS

The board of directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

SOLICITATION OF PROXIES

The Company has not retained an outside firm in connection with the solicitation of the enclosed proxy. However, executive officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal call.

STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

Stockholders who may wish to present proposals for inclusion in the Company's proxy material and for consideration at the 1995 annual meeting must submit such proposals in writing to the Secretary at the address shown on the top of the notice accompanying this proxy statement not later than May 31, 1995.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 28, 1994

                                       L
                           Printed on Recycled Paper

/X/  PLEASE MARK CHOICES IN BLUE OR BLACK INK AS IN THIS SAMPLE.           0129

The Board of Directors unanimously recommends a vote FOR the election of the nominees for director and FOR proposal 2.

1.  Election of Directors.        FOR / /        WITHHELD / /
    (see list below)

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

- ------------------------

2.  Proposal to ratify the selection of     FOR / /   AGAINST / /   ABSTAIN / /
    Deloitte & Touche LLP as independent
    auditors for The Clorox Company for
    the fiscal year ending June 30, 1995.


Check this box only if you have comments         / /
or change of address and use the back of form.


Check this box only if you wish to attend        / /
and vote at the meeting.



SIGNATURE(S)                             DATE
            ---------------------------      ----------------------------------
Note: Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint ownership, all co-owners must sign. Please sign, date and return promptly.
- --------------------------------------------------------------------------------
PLEASE TEAR OFF AT PERFORATION AND RETURN SIGNED PORTION AS SOON AS POSSIBLE.


                 THE CLOROX COMPANY
                 ANNUAL MEETING NOVEMBER 16, 1994

[CLOROX Logo]

                 Nominees for Director:

                 William F. Ausfahl, Daniel Boggan, Jr., John W. Collins, Ursula Fairchild, Jochen Krautter, Juergen Manchot, Dean O. Morton, Edward L. Scarff, Lary R. Scott, Forrest N. Shumway,
                 G. Craig Sullivan, James A. Vohs, C.A. (Al) Wolfe

                 ----------------------------------------------
                         **********IMPORTANT**********
                 ----------------------------------------------
                 DETACH AT PERFORATION AND RETAIN THIS PORTION.
                    THE PROXY VOTING INSTRUCTIONS SHOULD BE
                          RETURNED AS SOON AS POSSIBLE
                 ----------------------------------------------

- --------------------------------------------------------------------------------
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX
COMPANY

The undersigned, whose signature appears on the reverse, hereby appoints G. C. SULLIVAN, W. F. AUSFAHL and E. A. CUTTER, and each of them, with full power of substitution and revocation, the proxy or proxies of the undersigned to vote the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 16, 1994, and at any and all adjournments thereof and on all matters that may properly come before the meeting.

Your shares will be voted as directed herein. If signed and no direction is given for any item, it will be voted in favor of Items 1 and 2.

If you have any comments or change of address, MARK THE APPROPRIATE BOX ON THE REVERSE side and use the following space:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INSTRUCTIONS:
1.  Use the reverse side to specify your voting instructions for each proposal.
2.  Sign and date form.
3.  Tear off at perforation and RETURN THIS PORTION OF THE FORM ONLY.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE
 OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP AVOID THE EXPENSES ASSOCIATED WITH
                           SUCH ADDITIONAL MAILINGS.
- --------------------------------------------------------------------------------



                                 [CLOROX Logo]